FORM 8-A
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
RAMCO-GERSHENSON PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	13-6908486

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334

(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on Which
Title of Each Class to be so Registered	Each Class is to be Registered
7.25% Series D Cumulative Convertible Perpetual Preferred Shares of Beneficial Interest, Par Value $0.01 Per Share	New York Stock Exchange
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
     Securities Act registration statement file number to which this form relates: 333-156689
     Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.
     This registration statement relates to the 7.25% Series D Cumulative Convertible Perpetual Preferred Shares of Beneficial Interest (the “Series D Preferred Shares”) of Ramco-Gershenson Properties Trust (the “Registrant”). The information required by this Item 1 is set forth under the caption “Description of the Series D Preferred Shares” in the Registrant’s prospectus supplement dated March 31, 2011 and under the caption “Description of Preferred Shares” in the Registrant’s prospectus dated February 9, 2009, each as filed with the Commission on April 1, 2011, under Rule 424(b)(5) as a form of prospectus used after the effectiveness of the Registrant’s registration statement on Form S-3 (Registration No. 333-156689), covering the offer and sale of shares of the class of the securities to be registered hereby, which descriptions are incorporated herein by reference.

Item 2.	Exhibits
The exhibits to this registration statement are listed in the Exhibit Index, which appears after the signature page and is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST
Date: April 21, 2011	By:	/s/ Dennis Gershenson
	Name:	Dennis Gershenson
	Title:	President and CEO

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Articles of Restatement of Declaration of Trust of the Registrant, effective June 8, 2010, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated June 8, 2010.

2.2	Articles of Amendment of the Registrant, effective April 5, 2011, incorporated by reference to Exhibit 3.1 to the Current Report of the Registrant on Form 8-K dated April 6, 2011.

2.3
Articles Supplementary of the Registrant classifying 1,840,000 Preferred Shares of Beneficial Interest as 7.25% Series D Cumulative Convertible Perpetual Preferred Shares of Beneficial Interest of the Registrant, dated April 5, 2011, incorporated by reference to Exhibit 3.2 to the Current Report of the Registrant on Form 8-K dated April 6, 2011.

2.4	Amended and Restated Bylaws of the Registrant, effective June 8, 2010, incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated June 8, 2010.

2.5	Form of certificate evidencing 7.25% Series D Cumulative Convertible Perpetual Preferred Shares, Liquidation Preference $50.00 Per Share, Par Value $.01 Per Share.

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